Sub-Item 77I:

During the six-month period ended September 30, 2016, ALPS Series Trust (the “Registrant”) offered the following series and share classes:

Series	Class(es)	Registration Statement
Clarkston Fund (the “Clarkston Fund”)	Institutional	Post-Effective Amendment No. 49 (SEC Accession No. 0001398344-15-0061)

Post-Effective Amendment No. 49 includes the terms of the Institutional class of the Clarkston Fund and is hereby incorporated by reference as part of the response to Sub-Items 77I and 77Q1(d) of the Registrant’s Form N-SAR.